UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


        Date of Report (Date of earliest event reported): May 3, 2004


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

AdZone Research, Inc. today announced that it has elected A. Richard McCann to its Board of Directors. McCann brings to the assignment more than 40 years of professional investment experience with major financial institutions nationwide.

"We are extremely fortunate to have Dick McCann's many years of experience to draw upon as we move forward," said Charles A. Cardona III, AdZone's Chairman & CEO. "His collective experiences as both a retail broker, equity trading manager, and officer at several major financial institutions will provide important insight and strategic guidance."

During his career, McCann has held positions of increasing responsibility. He initially began as a Vice President and Co-Manager of equity trading with Bank of America in San Francisco, and several years later joined Montgomery Securities in that city as a Partner. Thereafter he served as a Vice President and Senior Institutional Trader in Plymouth, California, and then relocated to the Tampa, Florida headquarters of Raymond James & Co., serving there as a Vice President and then became a Vice President at Ryan, Beck & CO., another Tampa area financial firm. He relocated to Atlanta, Georgia to become Senior Vice President and Equity Trading Manager at Wachovia Securities, and the following year became a Partner at Florida-based Spartan Securities.

McCann, who recently relocated with his wife to North Carolina, is now working as a senior financial consultant with several firms.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 3, 2004                    ADZONE RESEARCH, INC.


                                      By: /s/ Charles Cardona
                                         -----------------------
                                         Charles Cardona
                                         Chief Executive Officer